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                                                                 EXHIBIT 10.20.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

            This sets forth an Amendment To Employment Agreement ("Amendment") made effective as of May 28, 1999 between TELERGY, INC., a New York corporation with its principal office at One Telergy Parkway, East Syracuse, New York 13057 ("Employer") and J. PATRICK BARRETT who resides in Manlius, New York ("Employee").

            By this Amendment, the Employer and Employee intend to modify and amend the Employment Agreement between them made effective as of April 1, 1998 ("Employment Agreement").

            IN CONSIDERATION of the Employee's continuing efforts on behalf of the Employer, and of other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

            1. Paragraph 6(a) of the Employment Agreement is hereby amended to increase the number of Option Shares, as defined therein, by an additional one hundred fifty thousand (150,000) shares of Employer's Class A Common stock (the "Additional Option Shares") from one hundred thousand (100,000) shares of Employer's Class A Common stock to two hundred fifty thousand (250,000) shares of Employer's Class A Common stock. All rights and obligations in the Employment Agreement affecting the Option for the original number of Option Shares, including without limitation the Option Price and Put Right as defined in the Employment Agreement, shall continue to apply to the Option for the Additional Option Shares. However, the Option for the Additional Option Shares shall not be exercised unless and until they become vested prior to their automatic expiration on April 1, 2008. The Additional Option Shares shall vest upon the earlier of (i) a change in the ownership or effective control of Employer arising from a reorganization of Employer or from a sale or exchange of Employer's voting stock by the holders of a majority of its stock, or a change in the ownership of substantially all the assets of Employer, (ii) the closing of an initial public offering of its stock by Employer, or (iii) approval by Brian P. Kelly and Kevin J. Kelly, or one of them if the other is deceased or incompetent to act. If Employee dies prior to the vesting of the Additional Option Shares, then the Option shall be exercisable by his estate upon the vesting of the Additional Option Shares.

            2. This Amendment in no way affects the terms and conditions of the Option for the original number of Option Shares. Except as modified and amended hereby, the Employment Agreement remains in full force and effect in accordance with its terms and is hereby ratified and confirmed.

            The foregoing Amendment To Employment Agreement is established by the following signatures of the parties.

TELERGY, INC.

By: /s/ Brian P. Kelly                          /s/ Brian P. Kelly
    --------------------------                  --------------------------
        Brian P. Kelly                          Brian P. Kelly
        Chief Executive Officer


By: /s/ J. Patrick Barrett                      /s/ Kevin J. Kelly
    --------------------------                  --------------------------
        J. Patrick Barrett                      Kevin J. Kelly